                                                                    Exhibit 19.1


                          INFOSYS TECHNOLOGIES LIMITED
              Report for the third quarter ended December 31, 2002





                      [INFOSYS TECHNOLOGIES LIMITED LOGO]

At a glance - Indian GAAP (Non-consolidated financials)
-------------------------------------------------------------------------------

                                                                                        Rs. in crore, except per share data
---------------------------------------------------------------------------------------------------------------------------------
                                                                  Quarter ended         Nine months ended
                                                                   December 31,            December 31,        Year ended
                                                                -----------------     ---------------------    March 31,
                                                                 2002       2001        2002         2001         2002
                                                                ------     ------     --------     --------    ----------
For the period
Total revenue                                                   958.64     660.80     2,602.83     1,923.46     2,603.59
Export revenue                                                  945.18     648.35     2,552.93     1,882.93     2,552.47
Operating profit (PBIDTA)                                       333.49     267.45       931.66       766.89     1,037.63
PBIDTA/ revenues (%)                                             34.79%     40.47%       35.79%       39.87%       39.85%
Profit after tax (PAT)                                          256.31     206.04       698.93       597.63       807.96
PAT/revenues (%)                                                 26.74%     31.18%       26.85%       31.07%       31.03%
Earnings per share* (par value of Rs. 5 each, fully paid)
   Basic                                                         38.70      31.14       105.57        90.33       122.12
   Diluted                                                       38.22      31.02       104.70        89.86       121.37
Dividend per share                                                  NA         NA        12.50         7.50        20.00
Dividend amount                                                     NA         NA        82.76        49.63       132.36
Capital expenditure                                              50.86      53.07       148.66       284.56       322.74

At the end of the period
Total assets                                                                          2,707.10     1,949.92     2,080.31
Fixed assets - net                                                                      754.91       725.29       718.24
Cash and cash equivalents                                                             1,432.21       866.35     1,026.96
Working capital                                                                       1,883.96     1,157.86     1,293.41
Total debt                                                                                  --          --         --
Net worth                                                                             2,707.10     1,949.92     2,080.31
Equity                                                                                   33.11        33.08        33.09
Market capitalization                                                                31,613.32    26,871.66    24,654.33
---------------------------------------------------------------------------------------------------------------------------------

Note: Market capitalization is calculated by considering the share price at National stock exchange on the shares outstanding at the period/year end.

* EPS figures have been calculated for the period and have not been annualized.

                                 Total Revenue

Year ended March 31, 2002                                               2,603.59
Quarter ended December 31, 2001                                           660.80
Quarter ended December 31, 2002                                           958.64

                                    Exports

Year ended March 31, 2002                                               2,552.47
Quarter ended December 31, 2001                                           648.35
Quarter ended December 31, 2002                                           945.18

                      Net Profit from Ordinary Activities

Year ended March 31, 2002                                                 807.96
Quarter ended December 31, 2001                                           206.04
Quarter ended December 31, 2002                                           256.31

Letter to the shareholder

Dear shareholder,

We are delighted to report another quarter of robust growth. Our Indian GAAP revenues grew by 9.0% over Q2 FY2003 while net profits from ordinary activities witnessed an increase of 13.5%. Our free cash flows during the quarter amounted to Rs. 142.87 crore. Our revenues in US$ terms grew by 9.6% for the quarter as compared to the quarter ended September 30, 2002. Revenue growth comprised of a volume growth of 10.5% and a price decline of 0.9%, over the previous quarter.

The overall economic environment continues to be challenging. In this context, customers are becoming more focused on costs and there is a drive for increased efficiency in operations. Hence, global corporations are seeking robust, financially strong, world-class partners in order to outsource their IT requirements. In this regard, we continue to enjoy the confidence of large marque clients. In fact, we have increased our guidance for revenue and EPS for this fiscal.

We added 23 new clients during the quarter. Significant wins include Compass Bank, a U.S. Sunbelt-based financial holding company, Swiss Re Insurance Company, one of the world's leading reinsurers, AT&T Wireless, one of the largest wireless service providers in the world, TTPCom, a leading European supplier of mobile technology, Foster Farms, a large U.S. based poultry company, PerformanceRetail, a leading provider of web-architected software applications for the convenience industry and Island Pacific, the merchandise management systems division of SVI Solutions Inc. Further, we established relationships with many prestigious clients in the healthcare industry. This includes Access Dental, a provider of dental care services and insurance, and Bristol-Myers Squibb, a global pharmaceutical and healthcare products company.

The trend towards increased offshore outsourcing also implies increased competition. In order to keep ahead, we need to differentiate ourselves by exhibiting better understanding of the clients' business. Towards this, we have been investing in building domain skills and consulting capabilities. Further, increased activity demands a scalable execution model. In this regard, we have demonstrated the scalability of our operations by adding a net of 948 employees without compromising on operational excellence; gross employee addition for the quarter stood at 1,133. Among these were 272 lateral employees, which include people with experience in various industry domains.

The Banking Business Unit continued its growth with the implementation of FINACLE(TM) Core Banking in all the six Lagos offices of Broad Bank Nigeria. The bank has implemented both the Retail Banking and the Trade Finance modules. In addition, three offices of Kakawa Discount House, Nigeria started using FINACLE(TM) Core Banking during this quarter. During the quarter, we have purchased non-exclusive global license to ILink, a signature display software, from Integra Microsystems Private Limited, India. This allows us to make proprietary modifications to the source code and transfer certain other rights in ILink to third parties for use along with its banking products.

Our clients continue to value our relationship due to our end-to-end service capabilities and industry expertise. By broadening our service offerings, we have managed a higher share of our clients' wallet. In fact, Progeon, our subsidiary, is currently providing services to four of our clients in the Business Process Management space. Further, we continue to enjoy the confidence of global corporations because of our disciplined execution and delivery of services. This is made possible by the dedicated efforts of all Infoscions. On your behalf, we thank them for contributing to yet another successful quarter.

                             /s/ Nandan M. Nilekani        /s/ S. Gopalakrishnan

Bangalore                        Nandan M. Nilekani            S. Gopalakrishnan
January 10, 2003           Chief Executive Officer,      Chief Operating Officer
                             President and Managing          and Deputy Managing
                                           Director                     Director

Auditors' report

We have audited the attached Balance Sheet of Infosys Technologies Limited (the Company) as at December 31, 2002, the Profit and Loss Account and the Cash Flow Statement of the Company for the quarter and nine months then ended, annexed thereto. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in India. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We report as follows:

(a) we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit;

(b) in our opinion, proper books of account have been kept by the Company so far as appears from our examination of those books;

(c) the Balance Sheet and the Profit and Loss Account dealt with by this report are in agreement with the books of account;

(d) in our opinion, the Balance Sheet, the Profit and Loss Account and the Cash Flow Statements comply with the Accounting Standards issued by the Institute of Chartered Accountants of India, to the extent applicable; and

(e) in our opinion and to the best of our information and according to the explanations given to us, the accounts give a true and fair view in conformity with the accounting principles generally accepted in India:

      (i) in the case of the Balance Sheet, of the state of affairs of the Company as at December 31, 2002;

      (ii) in the case of the Profit and Loss Accounts, of the profit of the Company for the quarter and nine months then ended; and

      (iii) in the case of the Cash Flow Statements, of the cash flows of the Company for the quarter and nine months ended on that date.


                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants


                                                              S Balasubrahmanyam
                                                                         Partner


Bangalore
January 10, 2003

Balance Sheet as at
-------------------------------------------------------------------------------

                                                                    in Rs. crore
-------------------------------------------------------------------------------

                                                     December 31,
                                                --------------------   March 31,
                                                  2002        2001          2002
                                                --------    --------   ---------
SOURCES OF FUNDS
SHAREHOLDERS' FUNDS
Share capital                                      33.11       33.08       33.09
Reserves and surplus                            2,673.99    1,916.84    2,047.22
                                                --------    --------    --------
                                                2,707.10    1,949.92    2,080.31
                                                ========    ========    ========

APPLICATION OF FUNDS
FIXED ASSETS
Original cost                                   1,194.24      849.45      960.60
Less: Depreciation and amortization               525.74      350.61      393.03
                                                --------    --------    --------
Net book value                                    668.50      498.84      567.57
Add: Capital work-in-progress                      86.41      226.45      150.67
                                                --------    --------    --------
                                                  754.91      725.29      718.24

INVESTMENTS                                        33.20       44.44       44.44
DEFERRED TAX ASSETS                                35.03       22.33       24.22
CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                    487.32      310.53      336.73
Cash and bank balances                          1,129.87      609.55      772.22
Loans and advances                                948.47      634.58      643.87
                                                --------    --------    --------
                                                2,565.66    1,554.66    1,752.82
Less: Current liabilities                         279.38      163.56      126.11
      Provisions                                  402.32      233.24      333.30
                                                --------    --------    --------
NET CURRENT ASSETS                              1,883.96    1,157.86    1,293.41
                                                --------    --------    --------
                                                2,707.10    1,949.92    2,080.31
                                                ========    ========    ========

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the Balance Sheet.

This is the Balance Sheet referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy       Nandan M. Nilekani                S. Gopalakrishnan         Deepak M. Satwalekar
Partner               Chairman and Chief Mentor   Chief Executive Officer,          Chief Operating Officer   Director
                                                  President and Managing Director   and Director Deputy
                      Marti G. Subrahmanyam                                         Managing Director         Omkar Goswami
                      Director                    Philip Yeo                                                  Director
                                                  Director                          Jitendra Vir Singh
                      Larry Pressler                                                Director                  K. Dinesh
                      Director                    Claude Smadja                                               Director
                                                  Director                          Rama Bijapurkar
                      S. D. Shibulal                                                Director                  V. Balakrishnan
                      Director                    T. V. Mohandas Pai                                          Company Secretary
                                                  Director and Chief                Srinath Batni             and Vice President -
                                                  Financial Officer                 Director                  Finance

Bangalore
January 10, 2003

Profit and loss account for the
-------------------------------------------------------------------------------

                                                                                                in Rs. crore except per share data
----------------------------------------------------------------------------------------------------------------------------------
                                                                  Quarter ended               Nine months ended
                                                                   December 31,                  December 31,           Year ended
                                                            -------------------------     -------------------------      March 31,
                                                               2002           2001           2002           2001           2002
                                                            ----------     ----------     ----------     ----------     ----------
INCOME
Software services and products
   Overseas                                                     945.18         648.35       2,552.93       1,882.93       2,552.47
   Domestic                                                      13.46          12.45          49.90          40.53          51.12
                                                            ----------     ----------     ----------     ----------     ----------
                                                                958.64         660.80       2,602.83       1,923.46       2,603.59
SOFTWARE DEVELOPMENT EXPENSES                                   481.62         309.50       1,283.50         902.01       1,224.82
                                                            ----------     ----------     ----------     ----------     ----------
GROSS PROFIT                                                    477.02         351.30       1,319.33       1,021.45       1,378.77

SELLING AND MARKETING EXPENSES                                   73.60          32.85         198.02          93.96         129.79
GENERAL AND ADMINISTRATION EXPENSES                              69.93          51.00         189.65         160.60         211.35
                                                            ----------     ----------     ----------     ----------     ----------
                                                                143.53          83.85         387.67         254.56         341.14
OPERATING PROFIT (PBIDTA)                                       333.49         267.45         931.66         766.89       1,037.63
Interest                                                            --             --             --             --             --
Depreciation & amortization                                      49.48          41.33         136.19         115.83         160.65
                                                            ----------     ----------     ----------     ----------     ----------
OPERATING PROFIT AFTER INTEREST,
   DEPRECIATION AND AMORTIZATION                                284.01         226.12         795.47         651.06         876.98
Other income                                                     29.80          14.92          72.22          43.07          66.41
Provision for investments                                           --             --          23.76             --             --
                                                            ----------     ----------     ----------     ----------     ----------
PROFIT BEFORE TAX                                               313.81         241.04         843.93         694.13         943.39
Provision for taxation                                           57.50          35.00         145.00          96.50         135.43
                                                            ----------     ----------     ----------     ----------     ----------
NET PROFIT AFTER TAX                                            256.31         206.04         698.93         597.63         807.96
                                                            ----------     ----------     ----------     ----------     ----------
AMOUNT AVAILABLE FOR APPROPRIATION                              256.31         206.04         698.93         597.63         807.96
                                                            ----------     ----------     ----------     ----------     ----------
DIVIDEND
   Interim                                                          --             --          82.76          49.62          49.63
   Final                                                            --             --             --             --          82.73
   Dividend Tax                                                     --             --             --           5.06           5.06
Amount transferred - general reserve                                --             --             --             --         670.54
Balance in Profit and Loss Account                              256.31         206.04         616.17         542.95             --
                                                            ----------     ----------     ----------     ----------     ----------
                                                                256.31         206.04         698.93         597.63         807.96
                                                            ==========     ==========     ==========     ==========     ==========
EARNINGS PER SHARE
(equity shares, par value Rs. 5/- each)
   Basic                                                         38.70          31.14         105.57          90.33         122.12
   Diluted                                                       38.22          31.02         104.70          89.86         121.37
Number of shares used in computing earnings per share
   Basic                                                   6,62,21,577    6,61,64,388    6,62,02,947    6,61,61,389    6,61,62,274
   Diluted                                                 6,70,57,160    6,64,27,919    6,67,55,529    6,65,03,734    6,65,67,575
                                                            ==========     ==========     ==========     ==========     ==========

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the Profit and Loss Account.

This is the Profit and Loss Account referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy       Nandan M. Nilekani                S. Gopalakrishnan         Deepak M. Satwalekar
Partner               Chairman and Chief Mentor   Chief Executive Officer,          Chief Operating Officer   Director
                                                  President and Managing Director   and Director Deputy
                      Marti G. Subrahmanyam                                         Managing Director         Omkar Goswami
                      Director                    Philip Yeo                                                  Director
                                                  Director                          Jitendra Vir Singh
                      Larry Pressler                                                Director                  K. Dinesh
                      Director                    Claude Smadja                                               Director
                                                  Director                          Rama Bijapurkar
                      S. D. Shibulal                                                Director                  V. Balakrishnan
                      Director                    T. V. Mohandas Pai                                          Company Secretary
                                                  Director and Chief                Srinath Batni             and Vice President -
                                                  Financial Officer                 Director                  Finance

Bangalore
January 10, 2003

Schedules to the profit and loss account for the
-------------------------------------------------------------------------------

                                                                                                         in Rs. crore
---------------------------------------------------------------------------------------------------------------------------------
                                                             Quarter ended           Nine months ended     Year ended
                                                              December 31,              December 31,        March 31,
                                                         ---------------------     ---------------------   ----------
                                                           2002         2001         2002         2001        2002
                                                         --------     --------     --------     --------   ----------
SOFTWARE DEVELOPMENT EXPENSES
Salaries and bonus including overseas staff expenses       378.90       252.83     1,019.82       719.81      976.11
Staff welfare                                                2.13         1.42         5.42         4.86        6.14
Contribution to provident and other funds                    8.43         6.51        21.70        19.00       25.63
Foreign travel expenses                                     41.52        26.05       119.80        82.52      113.12
Consumables                                                  1.77         1.16         4.19         2.23        3.22
Cost of software packages for
   own use                                                  22.21         8.99        43.27        26.05       34.44
   service delivery to clients                               2.34         1.53         9.96         7.57        9.17
Provision for post-sales client support                     (3.76)       (0.04)       (4.06)        1.01        3.65
Computer maintenance                                         2.58         2.01         6.96         4.92        7.11
Communication expenses                                       5.73         7.87        17.99        28.61       36.11
Consultancy charges                                         19.77         1.17        38.45         5.43       10.12
                                                         --------     --------     --------     --------    --------
                                                           481.62       309.50     1,283.50       902.01    1,224.82
                                                         ========     ========     ========     ========    ========

SELLING AND MARKETING EXPENSES
Salaries and bonus including overseas staff expenses        40.24        14.65       103.25        45.17       61.04
Staff welfare                                                0.16         0.05         0.47         0.22        0.27
Contribution to provident and other funds                    0.23         0.05         0.47         0.12        0.22
Foreign travel expenses                                     12.25         5.18        30.84        12.67       18.66
Consumables                                                  0.07           --         0.14         0.01        0.02
Cost of software packages for own use                        0.01         0.02         0.04         0.10        0.58
Communication expenses                                       0.13         0.17         0.37         0.26        0.38
Traveling and conveyance                                     0.37         0.51         0.82         2.88        3.14
Rent                                                         1.29         0.77         3.40         3.40        4.30
Telephone charges                                            1.40         0.84         3.92         2.36        3.26
Professional charges                                         3.03         1.98         8.27         4.09        5.90
Printing and stationery                                      0.25         0.43         1.02         1.18        1.55
Advertisements                                               0.33         0.10         0.73         0.13        0.31
Brand building                                               7.00         2.53        24.36        10.19       13.16
Office maintenance                                           1.66         0.08         2.16         0.20        0.31
Repairs to plant and machinery                                 --           --           --         0.01        0.01
Power and fuel                                               0.04         0.01         0.15         0.05        0.06
Insurance charges                                            0.03           --         0.06           --          --
Rates and taxes                                              0.02           --         0.25         0.23        0.33
Bank charges and commission                                  0.03           --         0.07         0.02        0.03
Commission charges                                           3.28         4.13         9.50         6.13       10.82
Marketing expenses                                           1.65         1.19         4.96         3.84        4.67
Sales promotion expenses                                     0.13         0.16         0.33         0.37        0.44
Other miscellaneous expenses                                   --           --         2.44         0.33        0.33
                                                         --------     --------     --------     --------    --------
                                                            73.60        32.85       198.02        93.96      129.79
                                                         ========     ========     ========     ========    ========

Schedules to the profit and loss account for the
-------------------------------------------------------------------------------

                                                                                                 in Rs. crore
--------------------------------------------------------------------------------------------------------------
                                                           Quarter ended       Nine months ended   Year ended
                                                            December 31,          December 31,      March 31,
                                                          ----------------     -----------------   ----------
                                                           2002      2001       2002       2001       2002
                                                          ------    ------     ------     ------   ----------
GENERAL AND ADMINISTRATION EXPENSES
Salaries and bonus including overseas staff expenses       15.35     11.40      41.73      34.21      45.48
Contribution to provident and other funds                   0.88      0.79       2.42       2.47       2.98
Foreign travel expenses                                     1.70      0.99       5.65       3.50       4.81
Traveling and conveyance                                    4.47      4.09      11.13      11.53      15.48
Rent                                                        6.75      5.34      17.50      14.75      20.11
Telephone charges                                           5.82      2.28      14.83       9.04      11.45
Professional charges                                        9.37      3.61      23.88      10.09      16.23
Printing and stationery                                     1.02      0.71       3.68       4.13       4.75
Advertisements                                              1.05      0.62       2.72       2.04       2.78
Office maintenance                                          5.03      3.68      12.94      10.26      13.81
Repairs to building                                         2.06      1.29       5.08       5.07       8.50
Repairs to plant and machinery                              1.66      0.58       3.75       1.84       2.48
Power and fuel                                              5.66      4.68      16.64      14.04      18.90
Insurance charges                                           2.34      1.47       6.80       3.97       5.34
Rates and taxes                                             1.33      1.40       3.60       3.10       3.93
Donations                                                   1.52      0.84       4.56       4.82       5.12
Auditor's remuneration
   audit fees                                               0.07      0.05       0.20       0.16       0.21
   certification charges                                      --        --         --         --       0.02
   out-of-pocket expenses                                   0.01      0.01       0.02       0.02       0.02
Provision for bad and doubtful debts                        0.33      2.77       0.51      13.24      13.09
Provision for doubtful loans and advances                  (0.02)       --      (0.07)      0.06       0.42
Bank charges and commission                                 0.18      0.04       0.50       0.16       0.68
Commission to non-whole time directors                      0.24      0.24       0.72       0.72       0.98
Postage and courier                                         1.03      0.77       3.00       2.70       3.23
Books and periodicals                                       0.32      0.29       0.97       0.87       1.14
Research grants                                               --      0.25         --       0.75       0.75
Freight charges                                             0.16      0.17       0.43       0.38       0.52
Professional membership and seminar participation fees      0.86      0.68       2.51       1.59       2.20
Other miscellaneous expenses                                0.74      1.96       3.95       5.09       5.94
                                                          ------    ------     ------     ------     ------
                                                           69.93     51.00     189.65     160.60     211.35
                                                          ======    ======     ======     ======     ======

OTHER INCOME
Interest received on deposits with banks and others*       19.52     12.36      55.89      35.96      51.23
Miscellaneous income                                        1.41      0.49       2.59       1.22       1.92
Exchange differences                                        8.87      2.07      13.74       5.89      13.26
                                                          ------    ------     ------     ------     ------
                                                           29.80     14.92      72.22      43.07      66.41
                                                          ======    ======     ======     ======     ======
* Tax deducted at source                                    4.04      2.16      10.47       5.95       8.28

PROVISION FOR TAXATION
Current period/year
   Income taxes                                            58.95     38.69     155.81     103.30     143.19
   Deferred taxes                                          (1.45)    (3.69)    (10.81)     (6.80)     (7.76)
                                                          ------    ------     ------     ------     ------
                                                           57.50     35.00     145.00      96.50     135.43
                                                          ======    ======     ======     ======     ======

Extracts of significant accounting policies and notes on accounts
-------------------------------------------------------------------------------
Company overview

Infosys Technologies Limited ("Infosys") alongwith its majority owned and controlled subsidiary, Progeon Limited ("Progeon"), is a leading global technology and services organization engaged in delivering a comprehensive range of end-to-end solutions to customers. Infosys provides solutions across the entire software and process life-cycles including design, development, implementation, maintenance and management using its Global Delivery Model. Infosys offers the following services: consulting, software development, software re-engineering, systems integration, package evaluation and implementation, software maintenance and business process management services ("BPM"). Infosys also provides proprietary software products for the banking industry.

Management's Statement on significant accounting policies contained in the audited financial statements.

There are no changes in the accounting policies during the quarter ended December 31, 2002. The significant accounting policies of the company relate to revenue recognition, expenditure, fixed assets and capital work-in-progress, depreciation, retirement benefits to employees-principally gratuity, superannuation and provident fund benefits, research and development, income tax, earning per share, foreign currency transactions and investments.

1.1      Significant accounting policies

         1.1.1    Basis of preparation of financial statements

         The accompanying financial statements are prepared in accordance with Indian Generally Accepted Accounting Principles ("GAAP") under the historical cost convention on the accruals basis. GAAP comprises mandatory accounting standards issued by the Institute of Chartered Accountants of India ("ICAI") and the provisions of the Companies Act, 1956. These accounting policies have been consistently applied, except for applicable recently issued accounting standards made mandatory by the ICAI effective the current fiscal year that were adopted by the company, as described below. All amounts are stated in Indian Rupees, except as otherwise specified.

         Effective the current fiscal year, the company has voluntarily adopted the applicable accounting standard on intangible assets, which is mandatory effective the year commencing April 1, 2003. Management has also evaluated the effect of the other recently issued accounting standards such as discontinuing operations, reporting of interests in joint ventures and impairment of assets (although all these accounting standards are not mandatory for the fiscal year ending 2003). These accounting standards do not have a material impact on the financial statements of the company.

         The preparation of the financial statements in conformity with GAAP requires the management of the company ("Management") to make estimates and assumptions that affect the reported balances of assets and liabilities and disclosures relating to contingent assets and liabilities as at the date of the financial statements and reported amounts of income and expenses during the period. Examples of such estimates include accounting for contract costs expected to be incurred to complete software development, provisions for doubtful debts, future obligations under employee retirement benefit plans, income taxes, provision for post sales customer support and the useful lives of fixed assets and intangible assets. Contingencies are recorded when it is probable that a liability will be incurred, and the amount can be reasonably estimated. Actual results could differ from those estimates.

1.2      Notes on accounts

         Pursuant to an application by the management, the Department of Company Affairs in their letter of January 23, 2002 granted the company approval to present the financial statements in Rupees crore. Accordingly, all amounts in the financial statements are presented in Rupees crore, except for per share data and as otherwise stated. All exact amounts are stated with the suffix "/-". One crore equals 10 million.

         The previous period's/year's figures have been regrouped/reclassified, wherever necessary, to conform to the current period's/year's presentation.

         1.2.1    Aggregate expenses

         Following are the aggregate amounts incurred on certain specific expenses that are required to be disclosed under Schedule VI to the Companies Act, 1956 :

-------------------------------------------------------------------------------------------------------------------
                                                                Quarter ended       Nine months ended
                                                                 December 31,          December 31,     Year ended
                                                             -------------------   -------------------  March 31,
                                                               2002       2001       2002       2001       2002
                                                             --------   --------   --------   --------  ----------
Salaries and bonus including overseas staff expenses           434.49     278.88   1,164.80     799.19   1,082.63
Staff welfare                                                    2.29       1.47       5.89       5.08       6.41
Contribution to provident and other funds                        9.54       7.35      24.59      21.59      28.83
Foreign travel expenses                                         55.47      32.22     156.29      98.69     136.59
Consumables                                                      1.84       1.16       4.33       2.24       3.24
Cost of software packages for - own use                         22.22       9.01      43.31      26.15      35.02
Cost of software packages for service delivery to clients        2.34       1.53       9.96       7.57       9.17
Computer maintenance                                             2.58       2.01       6.96       4.92       7.11
Communication expenses                                           5.86       8.04      18.36      28.87      36.49
Consultancy charges                                             19.77       1.17      38.45       5.43      10.12
Provision for post-sales client support                         (3.76)     (0.04)     (4.06)      1.01       3.65
Traveling and conveyance                                         4.84       4.60      11.95      14.41      18.62
Rent                                                             8.04       6.11      20.90      18.15      24.41
Telephone charges                                                7.22       3.12      18.75      11.40      14.71
Professional charges                                            12.40       5.59      32.15      14.18      22.13
Printing and stationery                                          1.27       1.14       4.70       5.31       6.30
Advertisements                                                   1.38       0.72       3.45       2.17       3.09
Office maintenance                                               6.69       3.76      15.10      10.46      14.12
Repairs to building                                              2.06       1.29       5.08       5.07       8.50
Repairs to plant and machinery                                   1.66       0.58       3.75       1.85       2.49
Power and fuel                                                   5.70       4.69      16.79      14.09      18.96
Brand building                                                   7.00       2.53      24.36      10.19      13.16
Insurance charges                                                2.37       1.47       6.86       3.97       5.34
Rates and taxes                                                  1.35       1.40       3.85       3.33       4.26
Commission charges                                               3.28       4.13       9.50       6.13      10.82
-------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                            Quarter ended          Nine months ended      Year ended
                                                             December 31,             December 31,        March 31,
                                                          -------------------    ---------------------    ----------
                                                            2002       2001        2002         2001         2002
                                                          --------   --------    --------     --------    ----------
Donations                                                     1.52       0.84        4.56         4.82         5.12
Auditor's remuneration - audit fees                           0.07       0.05        0.20         0.16         0.21
                       - certification charges                  --         --          --           --         0.02
                       - out-of-pocket expenses               0.01       0.01        0.02         0.02         0.02
Provision for bad and doubtful debts                          0.33       2.77        0.51        13.24        13.09
Provision for doubtful loans and advances                    (0.02)        --       (0.07)        0.06         0.42
Bank charges and commission                                   0.21       0.04        0.57         0.18         0.71
Commission to non-whole time directors                        0.24       0.24        0.72         0.72         0.98
Postage and courier                                           1.03       0.77        3.00         2.70         3.23
Books and periodicals                                         0.32       0.29        0.97         0.87         1.14
Research grants                                                 --       0.25          --         0.75         0.75
Freight charges                                               0.16       0.17        0.43         0.38         0.52
Professional membership and seminar participation fees        0.86       0.68        2.51         1.59         2.20
Marketing expenses                                            1.65       1.19        4.96         3.84         4.67
Sales promotion expenses                                      0.13       0.16        0.33         0.37         0.44
Other miscellaneous expenses                                  0.74       1.96        6.39         5.42         6.27
                                                          --------   --------    --------     --------    ---------
                                                            625.15     393.35    1,671.17     1,156.57     1,565.96
                                                          ========   ========    ========     ========    =========

1.2.2    Obligations on long-term non-cancelable operating leases

The lease rentals charged during the period and maximum obligations on long-term non-cancelable operating leases payable as per the rentals stated in the respective agreements are as follows:

----------------------------------------------------------------------------------------------------------------
                                                            Quarter ended       Nine months ended
                                                             December 31,          December 31,       Year ended
                                                           ----------------     -----------------      March 31,
                                                           2002        2001      2002        2001         2002
                                                           ----        ----     -----       -----     ----------
Lease rentals recognized during the period/year            8.04        6.11     20.90       18.15        19.78
Lease obligations
Within one year of the balance sheet date                                       17.96       16.64        16.95
Due in a period between one year and five years                                 40.05       49.91        46.90
Due after five years                                                             5.40        7.68         7.20
----------------------------------------------------------------------------------------------------------------

The operating lease arrangements extend for a maximum of ten years from their respective dates of inception and relate to rented overseas premises.

Lease rental commitments on a contract with Progeon Limited ("Progeon"), a subsidiary company, as at December 31, 2002 due to Infosys within one year of the balance sheet date amounted to Rs. 2.46 and due in the period between one year and five years amounted to Rs. 3.76. The lease for premises extends for a maximum period of three years from quarter ended June 30, 2002 (the period of inception).

Fixed Assets stated below have been provided on operating lease to Progeon, which is under the same management, as at December 31, 2002:

-----------------------------------------------------------------------------------------
Particulars                 Original cost     Accumulated depreciation     Net book value
-----------------------------------------------------------------------------------------
Building                            10.13                         0.45               9.68
Plant and machinery                  2.06                         0.40               1.66
Computers                            0.85                         0.32               0.53
Furniture & fixtures                 1.74                         0.50               1.24
                                    -----                         ----              -----
Total                               14.78                         1.67              13.11
                                    -----                         ----              -----

The aggregate depreciation charged on the above assets for the quarter and nine months ended December 31, 2002 amounted to Rs. 0.75 and Rs.1.67 respectively. The rental income from Progeon for the quarter and nine months ended December 31, 2002 amounted to Rs.0.62 and Rs.1.16 respectively.

1.2.3    Related party transactions

The company entered into related party transactions during the year ended March 31, 2002 with Yantra Corporation, USA, the subsidiary of the company until February 27, 2002, and key management personnel.

The transactions with Yantra Corporation comprise sales of Rs. 4.43 during the period from April 1, 2001 until February 27, 2002. The outstanding dues from Yantra Corporation as at December 31, 2002 were Rs.0.07. Such dues as at December 31, 2001 were Rs.0.42 and as at March 31, 2002 were Rs. 0.34.

The company entered into related party transactions during the period ended December 31, 2002 with Progeon, the subsidiary company, under the same management. The transactions are set out below.

-----------------------------------------------------------------------------------------------------------------
Particulars                                                                 Quarter ended       Nine months ended
                                                                        December 31, 2002       December 31, 2002
                                                                        -----------------       -----------------
Capital transactions

Financing transactions - amount paid to Progeon for issue of
1,22,49,993 fully paid equity shares of Rs 10/- each at par                            --                   12.25
                                                                                     ----                    ----
Revenue transactions
  Purchase of services                                                                 --                    2.08
                                                                                     ----                    ----
Sale of services
  Business consulting services                                                       1.83                    2.94
  Shared services including facilities and personnel                                 2.94                    5.31
                                                                                     ----                    ----
                                                                                     4.77                    8.25
                                                                                     ----                    ----

During the quarter ended December 31, 2002 and nine months ended December 31, 2002 an amount of Rs. 1.50 and Rs. 4.03 respectively has been donated to Infosys Foundation, a not-for-profit trust, in which certain directors of the company are trustees. Donation to the foundation for the quarter ended December 31, 2001, nine months ended December 31, 2001 and year ended March 31, 2002 were Rs. 0.50, Rs. 3.50 and Rs. 3.75 respectively.

1.2.4 Transactions with Key Management personnel

Our policy in determining our executive officers for reporting purposes has traditionally been to include all statutory officers and all members of our Management Council. As of April, 2002 in line with our growth and strategic objectives, we divided our Management Council into two levels comprising of senior executives and all other members. In accordance with this policy, our directors and executive officers, which include only senior members of our Management Council, who we believe are our key management personnel.

Particulars of remuneration and other benefits provided to key management personnel during the quarters ended December 31, 2002, 2001, nine months ended December 31, 2002, 2001 and the year ended March 31, 2002, are set out below.

------------------------------------------------------------------------------------------------------------------------------------
                                        Salary    Contributions    Perquisites    Commission*  Sitting   Reimbursement     Total
                                                  to provident    and incentives                 fees     of expenses   remuneration
                                                 and other funds
------------------------------------------------------------------------------------------------------------------------------------
Executive Directors
  Quarter ended December 31, 2002         0.42          0.06           1.88           --           --           --         2.36
  Quarter ended December 31, 2001         0.68          0.07           0.13           --           --           --         0.88
  Nine months ended December 31, 2002     2.19          0.12           3.24           --           --           --         5.55
  Nine months ended December 31, 2001     1.56          0.14           1.01           --           --           --         2.71
  Year ended March 31, 2002               2.01          0.21           1.08           --           --           --         3.30
====================================================================================================================================
Independent Directors
  Quarter ended December 31, 2002           --            --             --           --           --         0.11         0.11
  Quarter ended December 31, 2001           --            --             --           --           --         0.01         0.01
  Nine months ended December 31, 2002       --            --             --           --         0.05         0.37         0.42
  Nine months ended December 31, 2001       --            --             --           --         0.04         0.18         0.22
  Year ended March 31, 2002                 --            --             --         0.96         0.06         0.27         1.29
====================================================================================================================================

* An amount of Rs. 0.24 and Rs. 0.72 provided during the quarter and nine months ended December 31, 2002, such provision for the quarter and nine months ended December 31, 2001 were Rs. 0.24 and Rs. 0.72 and for the year ended March 31, 2002, Rs. 0.96.

                                          Salary     Contributions      Perquisites        Total            Total       Outstanding
                                                      to provident     and incentives   remuneration    loans granted    loans and
                                                     and other funds                                                      advances
------------------------------------------------------------------------------------------------------------------------------------
Other Senior Management Personnel
  Quarter ended December 31, 2002          0.32           0.03             0.61            0.96              --             0.07
  Quarter ended December 31, 2001          0.27           0.02             0.30            0.59              --             0.09
  Nine months ended December 31, 2002      0.91           0.08             0.92            1.91              --             0.07
  Nine months ended December 31, 2001      0.81           0.08             0.67            1.56              --             0.09
  Year ended March 31, 2002                1.10           0.11             0.79            2.00              --             0.08
====================================================================================================================================

In addition, the details of stock options granted to non-whole time directors and other senior officers during the quarters ended December 31, 2002, 2001, nine months ended December 31, 2002, 2001 and the year ended March 31, 2002 are as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                     Date of Grant      Option plan        Number of          Exercise price       Expiration of
                                                                        options granted          (in Rs.)              options
------------------------------------------------------------------------------------------------------------------------------------
Non-Wholetime Directors
  Deepak M. Satwalekar               April 11, 2001         1999             7,000               3,215.60         April 11, 2011
  Marti G. Subrahmanyam              April 11, 2001         1999             6,000               3,215.60         April 11, 2011
  Philip Yeo                         April 11, 2001         1999             3,000               3,215.60         April 11, 2011
  Jitendra Vir Singh                 April 11, 2001         1999             2,000               3,215.60         April 11, 2011
  Omkar Goswami                      April 11, 2001         1999             2,000               3,215.60         April 11, 2011
  Larry Pressler                     April 11, 2001         1999             2,000               3,215.60         April 11, 2011
  Rama Bijapurkar                    April 11, 2001         1999             2,000               3,215.60         April 11, 2011
  Claude Smadja                      July 10, 2002          1999             2,000               3,333.65         October 24, 2011
Other Senior Management Personnel
  Girish G. Vaidya                   October 29, 2001       1999             3,000               3,106.75         October 29, 2011
  Basab Pradhan                      October 27, 2001       1998             4,000               2,366.85         October 27, 2011
  V. Balakrishnan                    October 29, 2001       1999             2,000               3,106.75         October 29, 2011
------------------------------------------------------------------------------------------------------------------------------------

1.2.5 Pro-forma disclosures relating to the Employee Stock Option Plans
("ESOPs")

The company's 1994 stock option plan was established prior to the SEBI guidelines on stock options.

Had the stock compensation costs for this stock option plan been determined as per the guidelines issued by SEBI, the company's reported net profit would have been reduced to the pro forma amounts indicated below.

-----------------------------------------------------------------------------------------------------------------------
                                         Quarter ended                      Nine months ended               Year ended
                                          December 31,                         December 31,                  March 31,
                                    2002               2001               2002               2001               2002
-----------------------------------------------------------------------------------------------------------------------
Net profit:
-----------------------------------------------------------------------------------------------------------------------
  - As reported                    256.31             206.34             698.93             597.63             807.96
  - Adjusted pro forma             250.31             200.11             680.80             579.86             784.18
-----------------------------------------------------------------------------------------------------------------------

1.2.6 Intangible Assets

During the nine months ended December 31, 2002, the company entered into arrangements to purchase intellectual property rights ("IPR"). Details of the arrangements are as follows:

- Purchase of intellectual property rights in the Trade IQ, treasury management product, from IQ Financial Systems Inc., USA ("IQFS") in the first quarter, for the banking group. The aggregate consideration paid was Rs. 18.94 (US$ 3.88 million). Management estimates the useful life of the IPR as two years.

- An agreement to purchase IPR in AUTOLAY, a commercial software application product used in the design of high performance structural systems, with the Aeronautical Development Agency, India ("ADA") in the first quarter for the engineering service and consulting practice. The company has a firm commitment to share revenues with ADA for a maximum of US$ 5 million (Rs 24.50) payable by 10 years of the contract date. The ownership of intellectual property in AUTOLAY will transfer to the company on remittance of the consideration to ADA. The committed consideration is recorded as IPR. Management estimates the useful life of the IPR as five years.

- Purchase of a non-exclusive global license in ILink, a signature display software, from Integra Microsystems Private Limited, India in the third quarter. The arrangement allows the company to make proprietary modifications to source code and transfer certain other rights in ILink to third parties for use along with its banking products. The consideration amounts to Rs. 0.65. Management estimates the useful life of the license as one year.

1.2.7 Investment activity

The following are the particulars of strategic investments made during the quarters and nine months ended December 31, 2002 and December 31, 2001 and year ended March 31, 2002 respectively:

------------------------------------------------------------------------------------------------------------------
                                                        Quarter ended        Nine months ended          Year ended
                                                         December 31,            December 31,            March 31,
                                                         ------------            ------------            ---------
Investee company                                       2002        2001       2002           2001           2002
------------------------------------------------------------------------------------------------------------------
Workadia Inc., USA                                      --          --          --          10.32          10.32
Progeon Limited, India                                  --          --       12.25             --             --
M-Commerce Ventures Pte. Limited, Singapore             --          --        0.27             --             --
------------------------------------------------------------------------------------------------------------------
                                                        --          --       12.52          10.32          10.32
==================================================================================================================

Investments in Workadia Inc., USA ("Workadia") comprise of 4,40,000 fully paid Series "B" convertible preferred stock, par value of US$ 0.001, at US$ 5.00 each. Workadia will provide companies with comprehensive, customizable business intranets through browser accessed hosted portals and also offer consulting services to help customers select and deploy their intranet applications, content and services.

Progeon was incorporated on April 3, 2002, and is a majority owned and controlled subsidiary, established to provide business process management and transitioning services. As at the balance sheet date, the company has invested Rs 12.25 in 1,22,49,993 fully paid equity shares in Progeon of face value Rs 10/- each, at par. Progeon seeks to leverage the benefits of service delivery globalization, process redesign and technology to drive efficiency and cost effectiveness in customer business processes. Progeon obtained its financial closure by securing funding of Rs 49.00 from Citicorp International Finance Corporation, USA ("CIFC") in exchange for 43,75,000 cumulative, convertible, redeemable preferred shares of face value Rs 100/- at a premium of Rs 12/- per share. The preference shares are convertible to an equal number of equity shares based on certain events as agreed between the company and CIFC.

During the nine months ended December 31, 2002 the company invested Rs 0.27 in M-Commerce Ventures Pte Limited, Singapore ("M-Commerce") for 10 ordinary shares of face value Singapore $ ("S$") 1/- each fully paid at par and 90 redeemable preference shares of face value S$ 1/- each fully paid for a premium of S$ 1,110. Accordingly, the aggregate investment in M-Commerce as at December 31, 2002 amounts to Rs 2.11 (Rs 1.84 as at December 31, 2001 and March 31, 2002).

1.2.8       Segment reporting

The company's operations predominantly relate to providing technology and services, delivered to customers globally operating in various industry segments. Accordingly, revenues represented along industry classes comprise the primary basis of segmental information set out in these financial statements. Secondary segmental reporting is performed on the basis of the geographical location of customers.

The accounting principles consistently used in the preparation of the financial statements are also consistently applied to record income and expenditure in individual segments. These are as set out in the note on significant accounting policies.

Industry segments at the company are primarily financial services comprising customers providing banking, finance and insurance services; manufacturing companies; companies in the telecommunications and the retail industries; and others such as utilities, energy, transportation and logistics companies.

Income and direct expenses in relation to segments is categorized based on items that are individually identifiable to that segment, while the remainder of the costs are categorized in relation to the associated turnover of the segment. Certain expenses such as depreciation, which form a significant component of total expenses, are not specifically allocable to specific segments as the underlying services are used interchangeably. The company believes that it is not practical to provide segment disclosures relating to those costs and expenses, and accordingly these expenses are separately disclosed as "unallocated" and directly charged against total income.

Fixed assets used in the company's business or liabilities contracted have not been identified to any of the reportable segments, as the fixed assets and services are used interchangeably between segments. Accordingly, no disclosure relating to total segment assets and liabilities are made.

Customer relationships are driven based on the location of the respective client. North America comprises the United States of America, Canada and Mexico; Europe includes continental Europe (both the east and the west), Ireland and the United Kingdom; and the Rest of the World comprising all other places except, those mentioned above and India.

Geographical revenues are segregated based on the location of the customer who is invoiced or in relation to which the revenue is otherwise recognized.

Industry segments
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                              Quarter ended              Nine months ended            Year ended
                                                               December 31,                  December 31,              March 31,
                                                               ------------                  ------------              ---------
                                                           2002           2001           2002            2001            2002
------------------------------------------------------------------------------------------------------------------------------------
Revenue by Industry segments
  Financial services                                      360.79         226.20         982.25          700.23          953.98
  Manufacturing                                           166.23         104.76         442.36          329.00          445.94
  Telecom                                                 134.60         100.07         379.19          301.73          406.79
  Retail                                                  112.82          89.83         300.59          232.63          320.40
  Others                                                  184.20         139.94         498.44          359.87          476.48
  Total                                                   958.64         660.80       2,602.83        1,923.46        2,603.59
Less: Inter-segment revenue                                   --             --             --              --              --
Net revenue from operations                               958.64         660.80       2,602.83        1,923.46        2,603.59
Segment profit / (loss) before tax and interest:              --             --             --              --              --
  Financial services                                      117.62          80.12         319.87          258.02          350.87
  Manufacturing                                            55.98          33.73         148.73          108.49          152.76
  Telecom                                                  51.09          49.55         152.00          146.22          191.16
  Retail                                                   46.77          43.24         128.37          110.48          151.36
  Others                                                   62.03          60.81         182.69          143.68          191.48
  Total                                                   333.49         267.45         931.66          766.89        1,037.63
Less: Interest                                                --             --             --              --              --
Less: Other un-allocable expenditure
    (excluding un-allocable income)                        49.48          41.33         136.19          115.83          160.65
Operating profit before tax                               284.01         226.12         795.47          651.06          876.98
------------------------------------------------------------------------------------------------------------------------------------

Geography segments

------------------------------------------------------------------------------------------------------------------------------------
                                                              Quarter ended               Nine months ended          Year ended
                                                               December 31,                  December 31,             March 31,
                                                          ---------------------       ------------------------       -----------
                                                           2002           2001           2002            2001           2002
------------------------------------------------------------------------------------------------------------------------------------
Revenue by Geographic segments
  North America                                           708.47         468.50       1,909.05        1,373.10        1,854.10
  Europe                                                  157.71         128.39         450.15          372.67          506.84
  India                                                    13.46          12.45          49.90           40.53           51.12
  Rest of the World                                        79.00          51.46         193.73          137.16          191.53
  Total                                                   958.64         660.80       2,602.83        1,923.46        2,603.59
Less: Inter-segment revenue                                   --             --             --              --              --
Net revenue from operations                               958.64         660.80       2,602.83        1,923.46        2,603.59
Segment profit / (loss) before tax and interest:              --             --             --              --              --
  North America                                           228.72         186.90         653.76          552.47          739.00
  Europe                                                   63.91          51.03         180.38          142.42          197.32
  India                                                     1.16           5.05          13.96           13.83           16.32
  Rest of the World                                        39.70          24.47          83.56           58.17           84.99
  Total                                                   333.49         267.45         931.66          766.89        1,037.63
Less: Interest                                                --             --             --              --              --
Less: Other un-allocable expenditure
    (excluding un-allocable income)                        49.48          41.33         136.19          115.83          160.65
Operating profit before tax                               284.01         226.12         795.47          651.06          876.98
------------------------------------------------------------------------------------------------------------------------------------

1.2.9 Provisions for investments

The Company evaluates all investments for any diminution in their carrying values that is other than temporary. Accordingly, the company provided for an aggregate amount of Rs. 23.76, during the quarter ended September 30, 2002 which consists of Rs.0.75 to JASDIC Park Company, Japan; Rs. 6.85 to Asia Net Media
(BVI) Ltd, the British Virgin Islands; Rs. 8.95 to OnMobile Systems Inc (formerly OnScan Inc), USA; Rs.7.21 to Workadia Inc., USA; Rs.10,350/- to The Saraswat Co-operative Bank Limited and Rs.10/- to Software Services Support Education Center Limited.

1.2.10 Reconciliation of basic and diluted shares used in computing earnings per share

------------------------------------------------------------------------------------------------------------------------------------
                                                                Quarter ended               Nine months ended           Year ended
                                                                 December 31,                  December 31,               March 31,
                                                                 ------------                  ------------               ---------
                                                             2002           2001            2002           2001             2002
------------------------------------------------------------------------------------------------------------------------------------
Number of shares considered as basic weighted
  average shares outstanding                              6,62,21,577    6,61,64,388     6,62,02,947    6,61,61,389      6,61,62,274
Add: Effect of dilutive issues of shares/stock options       8,35,583       2,63,531        5,52,582       3,42,345         4,05,301
------------------------------------------------------------------------------------------------------------------------------------
Number of shares considered as weighted
  average shares and potential shares outstanding         6,70,57,160    6,64,27,919     6,67,55,529    6,65,03,734      6,65,67,575
------------------------------------------------------------------------------------------------------------------------------------

A complete set of the audited financial statements is available at www.infosys.com

Cash flow statement for the
-------------------------------------------------------------------------------

                                                                                                                         In Rs crore
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Quarter ended      Nine months ended     Year ended
                                                                                 December 31,         December 31,        March 31,
                                                                                 ------------         ------------        ---------
                                                                              2002        2001      2002        2001        2002
------------------------------------------------------------------------------------------------------------------------------------
CASHFLOWS FROM OPERATING ACTIVITIES
Profit before tax                                                            313.81      241.04     843.93      694.13      943.39
Adjustments to reconcile profit before tax to cash provided
By operating activities
    (Profit)/Loss on sale of fixed assets                                     (0.08)       0.01       0.05       (0.01)      (0.09)
    Depreciation and amortization                                             49.48       41.33     136.19      115.83      160.65
    Interest Income                                                          (19.52)     (12.36)    (55.89)     (35.96)     (51.23)
    Effect of Deferred Taxes                                                  (1.45)      (3.69)    (10.81)      (6.80)      (8.69)
    Provision on long term investments                                          --          --      23.76          --          --
    Income taxes paid during the period/year                          1      (64.40)     (25.31)   (159.94)    (104.14)    (131.27)
    Exchange differences on translation of foreign currency deposits             --       (0.87)      0.97       (4.69)     (13.26)
    Changes in current assets and liabilities
    Sundry debtors                                                           (29.07)      33.07    (150.59)      (8.16)     (34.36)
    Loans and advances                                                2      (12.61)     (12.46)    (86.25)     (30.56)     (39.02)
    Current liabilities and provisions                                3       13.26      (16.23)    124.71       29.65       (5.16)
-----------------------------------------------------------------------------------------------------------------------------------
NET CASH GENERATED BY OPERATING ACTIVITIES                                   249.42      244.53     666.13      649.29      820.96
-----------------------------------------------------------------------------------------------------------------------------------
CASHFLOWS FROM FINANCING ACTIVITIES
Proceeds on exercise of stock options                                          7.47        1.39      10.62        1.80        4.60
Dividends paid during the period/year, including Dividend Tax                (82.76)     (54.68)   (165.49)    (109.36)    (109.37)
----------------------------------------------------------------------------------------------------------------------------------
NET CASH GENERATED/ USED IN FINANCING ACTIVITIES                             (75.29)     (53.29)   (154.87)    (107.56)    (104.77)
----------------------------------------------------------------------------------------------------------------------------------
CASHFLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets and change in capital work-in-progress      4      (50.86)     (53.07)   (148.66)    (284.56)    (322.74)
Proceeds on disposal of fixed assets                                           0.08        0.10       0.25        1.11        1.60
Long-term investments in securities                                   5          --          --     (12.52)     (10.32)     (10.32)
Interest income                                                               19.52       12.36      55.89       35.96       51.23
----------------------------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                        (31.26)     (40.61)   (105.04)    (257.81)    (280.23)
----------------------------------------------------------------------------------------------------------------------------------
Effect of exchange differences on translation of foreign
  currency deposits                                                              --        0.87      (0.97)       4.69       13.26
----------------------------------------------------------------------------------------------------------------------------------
Net (decrease)/increase in cash and cash equivalents during the
  period/year                                                                142.87      151.50     405.25      288.61      449.22
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD/YEAR              1,289.34      714.85   1,026.96      577.74      577.74
----------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD/YEAR               6    1,432.21      866.35   1,432.21      866.35    1,026.96
==================================================================================================================================

NOTES ON THE STATEMENT OF CASH FLOWS             7

This is the Cash Flow Statement referred to in our report of even date for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy      Nandan M. Nilekani            S. Gopalakrishnan         Deepak M. Satwalekar
Partner               Chairman and Chief Mentor  Chief Executive Officer,      Chief Operating Officer   Director
                                                 President and Managing        and Deputy Managing
                                                 Director                      Director

                      Marti G. Subrahmanyam      Philip Yeo                    Jitendra Vir Singh        Omkar Goswami
                      Director                   Director                      Director                  Director

                      Larry Pressler             Claude Smadja                 Rama Bijapurkar           K. Dinesh
                      Director                   Director                      Director                  Director

                      S. D. Shibulal             T. V. Mohandas Pai            Srinath Batni             V. Balakrishnan
Bangalore             Director                   Director and Chief            Director                  Company Secretary and
January 10, 2003                                 Financial Officer                                       Vice President - Finance

Schedules to the statement of cash flows
--------------------------------------------------------------------------------

                                                                                                                         In Rs crore
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Quarter ended         Nine months ended     Year ended
                                                                              December 31,            December 31,        March 31,
                                                                              ------------            ------------        ---------
                                                                            2002        2001        2002        2001        2002
------------------------------------------------------------------------------------------------------------------------------------
1   Income taxes paid during the period/year
    Charge as per the Profit and Loss Account                               57.50       35.00      145.00       96.50      135.43
    Add: Increase in advance income taxes                                   65.85       29.22      170.75      109.62      112.51
    Less:Increase/(Decrease) in income tax provision                       (58.95)     (38.91)    (155.81)    (101.98)    (116.67)
------------------------------------------------------------------------------------------------------------------------------------
                                                                            64.40       25.31      159.94      104.14      131.27
====================================================================================================================================
2   Change in loans and advances during the period/year
    As per the Balance Sheet                                               948.47      634.58      948.47      634.58      643.87
    Less: Deposits with financial institutions and body corporate,
    included in cash and cash equivalents                                 (302.34)    (256.80)    (302.34)    (256.80)    (254.74)
    Advance income taxes separately considered                            (407.00)    (233.36)    (407.00)    (233.36)    (236.25)
                                                                         -----------------------------------------------------------
                                                                           239.13      144.42      239.13      144.42      152.88
    Less:Opening balance considered                                       (226.52)    (131.96)    (152.88)    (113.86)    (113.86)
------------------------------------------------------------------------------------------------------------------------------------
                                                                            12.61       12.46       86.25       30.56       39.02
====================================================================================================================================
3   Change in current liabilities and provisions during
      the period/year
    As per the Balance Sheet                                               681.70      396.80      681.70      396.80      459.41
    Add/ (Less): Provisions separately considered in the cash
       flow Statement
               Income taxes                                               (395.38)    (224.88)    (395.38)    (224.88)    (239.57)
               Dividends                                                       --          --          --          --      (82.73)
               Dividend tax                                                    --          --          --          --          --
                                                                         -----------------------------------------------------------
                                                                           286.32      171.92      286.32      171.92      137.11
    Less: Non Cash transactions                                                --          --      (24.50)         --          --
    Less: Opening balance considered                                      (273.06)    (188.15)    (137.11)    (142.27)    (142.27)
------------------------------------------------------------------------------------------------------------------------------------
                                                                            13.26      (16.23)     124.71       29.65       (5.16)
====================================================================================================================================

4   Purchases of fixed assets and change in capital work-in-progress
    As per the Balance Sheet                                                56.80       62.81      237.42      228.76      342.72
    Less: Opening Capital work-in-progress                                 (92.35)    (236.19)    (150.67)    (170.65)    (170.65)
    Less: Non Cash transaction                                                 --          --      (24.50)         --          --
    Add: Closing Capital work-in-progress                                   86.41      226.45       86.41      226.45      150.67
------------------------------------------------------------------------------------------------------------------------------------
                                                                            50.86       53.07      148.66      284.56      322.74
====================================================================================================================================
5   Long-term investments in securities during the period/year
    As per the Balance Sheet                                                33.20       44.44       33.20       44.44       44.44
    Add: Provisions on investments                                             --          --       23.76          --          --
                                                                         -----------------------------------------------------------
                                                                            33.20       44.44       56.96       44.44       44.44
    Less: Opening balance considered                                       (33.20)     (44.44)     (44.44)     (34.12)     (34.12)
------------------------------------------------------------------------------------------------------------------------------------
                                                                               --          --       12.52       10.32       10.32
====================================================================================================================================
6   Cash and cash equivalents at the end of the period/year
    As per the Balance Sheet                                             1,129.87      609.55    1,129.87      609.55      772.22
    Add: Deposits with financial institutions and body corporate,
        included herein                                                    302.34      256.80      302.34      256.80      254.74
------------------------------------------------------------------------------------------------------------------------------------
                                                                         1,432.21      866.35    1,432.21      866.35    1,026.96
====================================================================================================================================

7.    Notes on the statement of cash flows

      7.1 Cash flows are reported using the indirect method, whereby profit before tax is adjusted for the effects of transactions of a non-cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from regular revenue generating, financing, and investing activities of the company are segregated. Cash flows in foreign currencies are accounted at average monthly exchange rates that approximate the actual rates of exchange prevailing at the dates of the transactions.

      7.2 The balance of cash and cash equivalents includes Rs 1.94 as at December 31, 2002 (as at December 31, 2001, Rs 1.73 and March 31, 2002, Rs 1.12) set aside for payment of dividends.

      7.3 During the nine months ended December 31, 2002, the company entered into an agreement with the Aeronautical Development Agency, India for acquiring the intellectual property rights in AUTOLAY, a commercial software application product used in the design of high performance structural systems. The agreement requires the company to pay a consideration of $ 5 million (approximately Rs. 24.50) by 10 years of the contract date. The intellectual property has been recorded in the books of account along with the corresponding liability, which in substance is a non-cash transaction and hence has been excluded in the statement of cash flows.

      7.4 Long-term investments in securities includes Rs. 12.25 invested in Progeon Ltd., a subsidiary, in the nine months ended December 31, 2002.

      7.5 The previous year's/period's figures have been recast/ restated, wherever necessary, to conform to the current period's presentation.

Consolidated financial statements of Infosys Technologies Limited and its subsidiary
--------------------------------------------------------------------------------

Principles of consolidation

The financial statements are prepared in accordance with the principles and procedures for the preparation and presentation of consolidated financial statements as laid down under the accounting standard on Consolidated Financial Statements issued by the ICAI. This being the first year of presentation of consolidated financial statements in line with the accounting standards, prior period figures have not been provided as they are unconsolidated and therefore do not permit meaningful comparison. The financial statements of the parent company, Infosys and Progeon have been combined on a line-by-line basis by adding together the book values of like items of assets, liabilities, income and expenses after eliminating intra-group balances and transactions and resulting unrealized gains/losses. The consolidated financial statements are prepared applying uniform accounting policies in use at Infosys and Progeon.

Management's Statement on significant accounting policies contained in the audited financial statements.

There are no changes in the accounting policies during the quarter ended December 31, 2002. The significant accounting policies of the company relate to revenue recognition, expenditure, fixed assets and capital work-in-progress, depreciation, retirement benefits to employees-principally gratuity, superannuation and provident fund benefits, research and development, income tax, earning per share, foreign currency transactions and investments.

A complete set of the audited consolidated financial statements is available at www.infosys.com.

Auditors' report
--------------------------------------------------------------------------------

We have examined the attached Consolidated Balance Sheet of Infosys Technologies Limited (the Company) and its subsidiary Progeon Limited (subsidiary) as at December 31, 2002, and the Consolidated Profit and Loss accounts and the Consolidated Cash Flow Statements for the quarter and nine months then ended.

These financial statements are the responsibility of the Infosys Technologies Limited's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards in India. Those Standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are prepared, in all material respects, in accordance with the financial reporting framework generally accepted in India and are free of material misstatements. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements. We believe that our audit provides a reasonable basis for our opinion.

We report that the consolidated financial statements have been prepared by the Company in accordance with the requirements of Accounting Standard (AS) 21, Consolidated Financial Statements, issued by the Institute of Chartered Accountants of India and on the basis of separate audited financial statements of Infosys Technologies Limited and its subsidiary included in the consolidated financial statements.

On the basis of the information and explanation given to us, and on consideration of separate audit reports on individual audited financial statements of Infosys Technologies Limited and its subsidiary, we are of the opinion that:

(i) the Consolidated Balance Sheet gives a true and fair view of the consolidated state of affairs of Infosys Technologies Limited and its subsidiary as at December 31, 2002; and

(ii) the Consolidated Profit and Loss Account gives a true and fair view of the consolidated results of operations of Infosys Technologies Limited and its subsidiary for the quarter and nine months then ended; and

(iii) the Consolidated Cash Flow Statement, gives a true and fair view of the consolidated cash flows of Infosys Technologies Limited and its subsidiary for the quarter and nine months ended on that date.



                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants




                                                              S Balasubrahmanyam
                                                                         Partner

Bangalore
January 10, 2003

Consolidated Balance Sheet as at
--------------------------------------------------------------------------------

                                                                    in Rs. crore
--------------------------------------------------------------------------------
                                                               December 31, 2002
--------------------------------------------------------------------------------
SOURCES OF FUNDS

SHAREHOLDERS' FUNDS
Share capital                                                              33.11
Reserves and surplus                                                    2,670.09
Preference shares issued by subsidiary                                     49.00
--------------------------------------------------------------------------------
                                                                        2,752.20
================================================================================

APPLICATION OF FUNDS

FIXED ASSETS
Original cost                                                           1,199.09
Less: Depreciation and amortization                                       526.48
                                                                    ------------
Net book value                                                            672.61
Add: Capital work-in-progress                                              86.42
                                                                    ------------
                                                                          759.03

INVESTMENTS                                                                20.95
DEFERRED TAX ASSETS                                                        35.03
CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                                            491.56
Cash and bank balances                                                  1,138.72
Loans and advances                                                        991.57
                                                                    ------------
                                                                        2,621.85
Less: Current liabilities                                                 282.34
      Provisions                                                          402.32
                                                                    ------------
NET CURRENT ASSETS                                                      1,937.19
--------------------------------------------------------------------------------
                                                                        2,752.20
================================================================================

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the consolidated balance sheet.

This is the consolidated balance sheet referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam  N. R. Narayana Murthy      Nandan M. Nilekani            S. Gopalakrishnan             Deepak M. Satwalekar
Partner              Chairman and Chief Mentor  Chief Executive Officer,      Chief Operating Officer and   Director
                                                President and Managing        Deputy Managing Director
                                                Director

                     Marti G. Subrahmanyam      Philip Yeo                    Jitendra Vir Singh            Omkar Goswami
                     Director                   Director                      Director                      Director

                     Larry Pressler             Claude Smadja                 Rama Bijapurkar               K. Dinesh
                     Director                   Director                      Director                      Director

                     S. D. Shibulal             T. V. Mohandas Pai            Srinath Batni                 V. Balakrishnan
Bangalore            Director                   Director and Chief Financial  Director                      Company Secretary and
January 10, 2003                                Officer                                                     Vice President - Finance

Consolidated Profit and Loss Account for the
--------------------------------------------------------------------------------

                                                                                                 in Rs. crore, except per share data
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Quarter ended     Nine months ended
                                                                                                 -------------     -----------------
                                                                                                          December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
INCOME - Software services, products and business process management
    Overseas                                                                                          951.56             2,560.41
    Domestic                                                                                           13.46                49.90
                                                                                                 -----------------------------------
                                                                                                      965.02             2,610.31
Software development and business process management expenses                                         486.04             1,289.46
                                                                                                 -----------------------------------
GROSS PROFIT                                                                                          478.98             1,320.85
SELLING AND MARKETING EXPENSES                                                                         75.09               200.61
GENERAL AND ADMINISTRATION EXPENSES                                                                    71.21               192.59
                                                                                                 -----------------------------------
                                                                                                      146.30               393.20
OPERATING PROFIT (PBIDTA)                                                                             332.68               927.65
Interest                                                                                                  --                   --
Depreciation and amortization                                                                          50.05               136.93
                                                                                                 -----------------------------------
OPERATING PROFIT AFTER INTEREST, DEPRECIATION AND AMORTIZATION                                        282.63               790.72
Other income                                                                                           29.78                73.07
Provision for investments                                                                                 --                23.76
NET PROFIT BEFORE TAX                                                                                 312.41               840.03
                                                                                                 -----------------------------------
Provision for taxation                                                                                 57.50               145.00
NET PROFIT AFTER TAX                                                                                  254.91               695.03
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR APPROPRIATION                                                                    254.91               695.03
------------------------------------------------------------------------------------------------------------------------------------
DIVIDEND
    Interim                                                                                               --                82.76
------------------------------------------------------------------------------------------------------------------------------------
Balance in Profit and Loss Account                                                                    254.91               612.27
====================================================================================================================================
EARNINGS PER SHARE (Equity shares, par value Rs. 5/- each)
    Basic                                                                                              38.49               104.98
    Diluted                                                                                            38.01               104.12
Number of shares used in computing earnings per share
    Basic                                                                                        6,62,21,577          6,62,02,947
    Diluted                                                                                      6,70,57,160          6,67,55,529
===================================================================================================================================

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The schedules referred to above and the notes thereon form an integral part of the consolidated profit and loss account.

This is the consolidated profit and loss account referred to in our report of even date.


for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam  N. R. Narayana Murthy      Nandan M. Nilekani         S. Gopalakrishnan              Deepak M. Satwalekar
Partner              Chairman and Chief Mentor  Chief Executive Officer,   Chief Operating Officer and    Director
                                                President and Managing     Deputy Managing Director
                                                Director

                     Marti G. Subrahmanyam      Philip Yeo                 Jitendra Vir Singh             Omkar Goswami
                     Director                   Director                   Director                       Director

                     Larry Pressler             Claude Smadja              Rama Bijapurkar                K. Dinesh
                     Director                   Director                   Director                       Director

                     S. D. Shibulal             T. V. Mohandas Pai         Srinath Batni                  V. Balakrishnan
Bangalore            Director                   Director and Chief         Director                       Company Secretary and
January 10, 2003                                Financial Officer                                         Vice President - Finance

Consolidated cash flow statement for the
--------------------------------------------------------------------------------

                                                                                                                        in Rs. crore
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Quarter ended        Nine months ended
                                                                                              -------------        -----------------
                                                                                                        December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
CASHFLOWS FROM OPERATING ACTIVITIES
Profit before tax                                                                                  312.41               840.03
Adjustments to reconcile profit before tax to cash provided
By operating activities
  (Profit)/Loss on sale of fixed assets                                                             (0.08)                0.05
  Depreciation and amortization                                                                     50.05               136.93
  Interest income                                                                                  (20.37)              (57.87)
  Effect of deferred taxes                                                                          (1.45)              (10.81)
  Provisions on long-term investments                                                                  --                23.76
  Income taxes paid during the period                                                              (64.66)             (160.35)
  Exchange differences on translation of foreign currency deposits                                     --                 0.97

Changes in current assets and liabilities
  Sundry debtors                                                                                   (31.83)             (154.83)
  Loans and advances                                                                               (13.82)              (88.92)
  Current liabilities and provisions                                                                10.97               127.67
------------------------------------------------------------------------------------------------------------------------------------
NET CASH GENERATED BY OPERATING ACTIVITIES                                                         241.22               656.63
------------------------------------------------------------------------------------------------------------------------------------
CASHFLOWS FROM FINANCING ACTIVITIES
Proceeds from the issue of preference share capital                                                    --                49.00
Proceeds on exercise of stock options                                                                7.47                10.62
Dividends paid during the period, including dividend tax                                           (82.76)             (165.49)
------------------------------------------------------------------------------------------------------------------------------------
NET CASH USED IN FINANCING ACTIVITIES                                                              (75.29)             (105.87)
------------------------------------------------------------------------------------------------------------------------------------
CASHFLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets and change in capital work-in-progress                                   (52.33)             (153.52)
Proceeds on disposal of fixed assets                                                                 0.08                 0.25
Long-term investments in securities                                                                    --                (0.27)
Interest income                                                                                     20.37                57.87
------------------------------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                                              (31.88)              (95.67)
------------------------------------------------------------------------------------------------------------------------------------
Effect of exchange differences on translation of foreign currency deposits                             --                (0.97)
------------------------------------------------------------------------------------------------------------------------------------
Net (decrease)/increase in cash and cash equivalents during the period                             134.05               454.12
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD                                         1,347.03             1,026.96
------------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                               1,481.08             1,481.08
====================================================================================================================================
NOTES ON THE STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------

This is the Cash Flow Statement referred to in our report of even date for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N. R. Narayana Murthy       Nandan M. Nilekani         S. Gopalakrishnan              Deepak M. Satwalekar
Partner               Chairman and Chief Mentor   Chief Executive Officer,   Chief Operating Officer and    Director
                                                  President and Managing     Deputy Managing Director
                                                  Director

                      Marti G. Subrahmanyam       Philip Yeo                 Jitendra Vir Singh             Omkar Goswami
                      Director                    Director                   Director                       Director

                      Larry Pressler              Claude Smadja              Rama Bijapurkar                K. Dinesh
                      Director                    Director                   Director                       Director

                      S. D. Shibulal              T. V. Mohandas Pai         Srinath Batni                  V. Balakrishnan
Bangalore             Director                    Director and Chief         Director                       Company Secretary and
January 10, 2003                                  Financial Officer                                         Vice President - Finance

Ratio analysis as per Indian GAAP (Non - consolidated)

                                                                                                                   Year
                                                                                  Quarter          Nine months     ended
                                                                                   ended              ended        March
                                                                                 December 31,      December 31,      31,
                                                                                --------------    --------------    -----
                                                                                2002     2001     2002     2001     2002
                                                                                -----    -----    -----    -----    -----
Financial performance
        Export revenue / total revenue (%)                                      98.60    98.12    98.08    97.89    98.04
        Domestic revenue / total revenue (%)                                     1.40     1.88     1.92     2.11     1.96
        Software development expenses / total revenue (%)                       50.24    46.84    49.31    46.90    47.04
        Gross profit / total revenue (%)                                        49.76    53.16    50.69    53.10    52.96
        Selling and marketing expenses / total revenue (%)                       7.68     4.97     7.61     4.89     4.99
        General and administration expenses / total revenue (%)                  7.30     7.72     7.29     8.35     8.12
        Selling, general and administration expenses / total revenue (%)        14.97    12.69    14.89    13.23    13.11
        Employee costs / total revenue (%)                                      46.56    43.54    45.92    42.94    42.94
        Operating profit / total revenue (%)                                    34.79    40.47    35.79    39.87    39.85
        Depreciation and amortization / total revenue (%)                        5.16     6.25     5.23     6.02     6.17
        Operating profit after depreciation and interest / total revenue (%)    29.63    34.22    30.56    33.85    33.68
        Other income / total revenue (%)                                         3.11     2.26     2.78     2.24     2.55
        Provision for investments / total revenue (%)                              --       --     0.91       --       --
        Profit before tax / total revenue (%)                                   32.73    36.48    32.42    36.09    36.23
        Tax / total revenue (%)                                                  6.00     5.30     5.57     5.02     5.20
        Tax / PBT (%)                                                           18.32    14.52    17.18    13.90    14.36
        PAT from ordinary activities / total revenue (%)                        26.74    31.18    26.85    31.07    31.03
        PAT from ordinary activities / average net worth (%) (LTM)              39.05    48.54    39.05    48.54    46.57
        ROCE ( PBIT/Average capital employed) (%) (LTM)                         46.95    55.90    46.95    55.90    54.37
        Return on invested capital (%) (LTM)                                    73.29    82.05    73.29    82.05    83.10
        Capital output ratio (LTM)                                               1.41     1.55     1.41     1.55     1.50
        Invested capital output ratio(LTM)                                       2.78     2.72     2.78     2.72     2.79

Balance sheet
        Debt-equity ratio                                                          --       --       --       --       --
        Debtors turnover ( Days) (LTM)                                             54       46       54       46       47
        Current ratio                                                            3.76     3.92     3.76     3.92     3.82
        Cash and cash equivalents / total assets (%)                            52.91    44.43    52.91    44.43    49.37
        Cash and cash equivalents / total revenue (%) (LTM)                     43.63    34.86    43.63    34.86    39.44
        Capital expenditure / total revenue (%) (LTM)                            5.69    17.02     5.69    17.02    12.40
        Depreciation / average gross block (%) (LTM)                            17.71    22.71    17.71    22.71    20.18
        Technology investment / total revenue (%) (LTM)                          3.60     5.47     3.60     5.47     3.93

Year on Year Growth (%) **
        Export revenue                                                             46       23       36       42       36
        Total revenue                                                              45       23       35       44       37
        Operating profit                                                           25       23       21       44       36
        Net profit                                                                 24       24       17       35       30
        Basic EPS                                                                  24       24       17       35       30

Per - share data ( period end)
        Basic earnings per share from ordinary activities (Rs.)                 38.70    31.14   105.57    90.33   122.12
        Basic cash earnings per share from ordinary activities (Rs.)            46.18    37.38   126.15   107.82   146.40
        Book value (Rs.)                                                       408.75   294.69   408.75   294.69   314.31
        Price / earning ( LTM)                                                  34.77    34.48    34.77    34.48    30.50
        Price / cash earnings ( LTM)                                            29.00    28.80    29.00    28.80    25.44
        Price / book value                                                      11.68    13.78    11.68    13.78    11.85
        PE / EPS growth                                                          1.43     1.45     2.06     0.98     1.03
        Dividend per share (Rs.)                                                   NA       NA    12.50     7.50    20.00
                                                                                -----    -----    -----    -----    -----

** Denotes growth compared with figures of the corresponding period in the previous year.

LTM : Last Twelve Months

At a glance - US GAAP

                                                   US $ millions, except as otherwise stated
                                          --------------------------------------------------------------
                                             Quarter ended             Nine months ended        Year ended
                                              December 31,                December 31,           March 31,
                                          --------------------        --------------------        ------
                                           2002          2001          2002          2001          2002
                                          ------        ------        ------        ------        ------
For the period
Revenues                                  200.01        137.58        537.78        405.37        545.05
Operating income                           57.27         45.83        159.15        133.43        178.55
Operating income/revenues (%)              28.63%        33.31%        29.59%        32.92%        32.76%
Net income                                 52.25         41.65        141.80        122.18        164.47
Net income/ revenues (%)                   26.12%        30.27%        26.37%        30.14%        30.17%
Basic earnings per equity share ($)         0.80          0.64          2.16          1.86          2.51
Cash dividend per equity share ($)            NA            NA          0.26          0.16          0.35
Capital expenditure                        10.80         14.60         30.88         59.98         68.35

At the end of the period
Total assets                                                          635.40        439.42        471.16
Property, plant and equipment- net                                    150.71        150.66        147.21
Cash and cash equivalents                                             308.56        179.96        210.49
Working capital                                                       387.42        229.70        270.37
Total debt                                                                --            --            --
Stockholders' equity                                                  565.13        403.71        442.38
Common stock                                                            8.60          8.60          8.60
Market capitalization                                               6,586.11      5,581.98      5,053.15
                                          ------        ------      --------      --------      --------

Note: Market capitalization is calculated by considering the Indian market price for the shares outstanding at the period / year end.

                                 Year ended                Quarter ended             Quarter ended
                                March 31, 2002           December 31, 2001         December 31, 2002
                                --------------           -----------------         -----------------
Revenues                            545.05                    137.58                    200.01
Operating income                    178.55                     45.83                     57.27
Net income                          164.47                     41.65                     52.25

Shareholder information

1.    Registered office                                 Electronics City, Hosur Road, Bangalore - 561 229, India
                                                        Tel.: +91-80-852 0261, Fax: +91-80-852 0362
                                                        Homepage: www.infosys.com

2.    Listing on stock exchanges                        In India:      National Stock Exchange of India Ltd. (NSE)
                                                                       The Stock Exchange, Mumbai (BSE)
                                                                       Bangalore Stock Exchange Ltd. (BgSE)
                                                        Outside India: NASDAQ National Market in the United States

3.    Par value of equity shares                        Rs. 5 each fully paid-up

4.    Registrar and share transfer agents               Karvy Consultants Limited,
      Share transfers in physical form and              Registrars and Share Transfer Agents;
      other communication regarding share               T.K.N. Complex, No. 51/2, Vanivilas Road;
      certificates, dividends, change of                Opposite National College, Basavanagudi;
      address, etc. may be addressed to:                Bangalore 560 004, India.
                                                        Tel.: +91-80-662-1184, Fax: +91-80-662-1169
                                                        E-Mail: kannans@karvy.com

5.    Stock market data relating to shares listed in India

      a. The company's market capitalization is included in the computation of the BSE-30 Sensitive Index (Sensex), the BSE Dollex and S&P CNX NIFTY Index.

      b. Monthly high and low quotations as well as the volume of shares traded at National, Mumbai and Bangalore Stock Exchanges for the quarter ended December 31,2002 are:

                                       NSE                                 BSE                               BgSE
                          -------------------------------     -------------------------------        -----------------------
                           High      Low        Volume        High      Low          Volume         High      Low      Volume
                            Rs.       Rs.         Nos.         Rs.       Rs.          Nos.           Rs.       Rs.       Nos.
                          -----     -----     -----------     -----     -----       ---------        --        --         --
Oct 2002                  3,907     3,350     1,65,67,895     3,916     3,350       75,99,360        --        --         --
Nov                       4,673     3,800     1,76,73,197     4,673     3,799       84,42,242        --        --         --
Dec                       4,842     4,390     1,81,31,515     4,850     4,386       79,80,629        --        --         --
                          -----     -----     -----------     -----     -----       ---------        --        --         --
Total                                         5,23,72,607                         2,40,22,231                             --
                          -----     -----     -----------     -----     -----       ---------        --        --         --
Volume traded/ shares
  outstanding (%)*
December 31, 2002                                   81.73                               37.49                             --
December 31, 2001                                   63.98                               37.20                             --
                          -----     -----     -----------     -----     -----       ---------        --        --         --

* The number of shares outstanding as of December 31,2002 is 6,40,76,502. The equity shares underlying the American Depositary Shares (ADSs) have been excluded for the purpose of this calculation.

6.    Share transfer system

      Shares sent for physical transfer are effected after giving a notice of 15 days to the seller for sale confirmation. The share transfer committee of the company meets as often as required.

      The total number of shares transferred in physical form during the three-month period ended December 31,2002 was NIL (quarter ended December 31, 2001 - 2,700).

7.   Investors' services - complaints received

                                                                                Quarter ended
                                                   ----------------------------------------------------------------------------
                                                         December 31, 2002                            December 31, 2001
                                                   --------------------------------            --------------------------------
Nature of complaints                               Received             Attended to            Received             Attended to
                                                   --------             -----------            --------             -----------
Non-receipt of : dividend warrants                    79                    79                    62                    62
                 Share certificates                   --                    --                     2                     2
Total                                                 79                    79                    64                    64

      The company has attended to most of the investors' grievances/correspondence within a period of 10 days from the date of receipt of the same, during the quarter ended December 31, 2002 except in cases that are constrained by disputes or legal impediments.

8.    Legal proceedings

      There are some pending cases relating to disputes over title to shares, in which the company is made a party. However, these cases are not material in nature.

9.    Categories of shareholders as on December 31,

                                                2002                                                 2001
                             ----------------------------------------------       ---------------------------------------------
                                No. of           Voting           No. of             No. of          Voting           No. of
Category                     shareholders      strength (%)     shares held       shareholders     strength (%)     shares held
                             ------------      ------------     -----------       ------------     ------------     -----------
Individuals                      72,136           16.82         1,11,42,249          81,805           17.46         1,15,50,817
Companies                         2,849            1.16             769,229           2,938            1.02            6,74,037
NRIs / OCBs                         789            0.98             649,370             732            0.67            4,42,285
FIIs                                330           39.40         2,60,94,390             370           37.99         2,51,39,687
Mutual Funds, Banks, FIIs           211            8.65           57,28,357             193            9.59           63,45,407
Founders and their families          23           28.44         1,88,34,595              23           28.83         1,90,76,960
Trusts                               11            1.30            8,58,312               3            1.27            8,40,837
Equity shares underlying
American Depositary Shares*           1            3.25           21,52,987               1            3.17           20,99,217
                             ------------      ------------     -----------       ------------     ------------     -----------
Total                            76,350          100.00         6,62,29,489          86,065          100.00         6,61,69,247
                             ------------      ------------     -----------       ------------     ------------     -----------

*Held by beneficial owners outside India

10.   Financial calendar (tentative and subject to change)

      Financial results for the year ending March 31,2003  April 10, 2003 Annual
      General Meeting for the year ending March 31, 2003   May / June 2003

11.   Investors' correspondence in India

      For investor matters                             For queries relating to financial statements
      V. Balakrishnan                                  T. V. Mohandas Pai
      Company Secretary & Vice President - Finance     Director (F&A) and CFO
      Investors' Service Cell                          Infosys Technologies Ltd.,
      Infosys Technologies Ltd.,                       Electronics City
      Electronics City                                 Hosur Road, Bangalore 561 229, India
      Hosur Road, Bangalore 561 229, India             Tel.: +91-80-852-0396, Fax: +91-80-852- 0754
      Tel.: +91-80-852-0440, Fax: +91-80-852-0754      E-mail: mdpai@infosys.com
      E-mail: balakv@infosys.com

12.   Stock Exchange Codes

Reuters code                                      Bridge code                                                Bloomberg code
-------------                                     ------------                                               -------------
INFY.BO (BSE)                                     IN;INF (BSE)                                               INFO IN (BSE)
INFY.NS (NSE)                                     IN;INFN (NSE)                                              NINFO IN (NSE)
INFY.O (NASDAQ)                                   US;INFY (NASDAQ)

13.   Stock market data relating to American Depositary Shares (ADSs)

      a.    ADS* listed at                      NASDAQ National Market in the
                                                United States

      b.    Ratio of ADS to equity shares       2 ADS for one equity share

      c.    ADS symbol                          INFY

      d. The American Depositary Shares issued under the ADS program of the company were listed on the NASDAQ National Market in the United States on March 11, 1999. The monthly high and low quotations as well as the volume of ADSs traded at the NASDAQ National Market for the quarter ended December 31, 2002 are:

                                High                                Low
                         --------------------                --------------------             Volume
                           $             Rs.                   $              Rs.               Nos.
                         -----          -----                -----          -----            ---------
Oct, 2002                73.46          3,555                50.74          2,455            36,65,800
Nov                      86.83          4,199                68.70          3,322            31,52,900
Dec                      85.50          4,104                61.95          2,974            40,91,100
Total                                                                                      1,09,09,800

* 2 ADS = 1 equity share. US $ has been converted into Indian rupees at the monthly closing rates.

The number of ADSs outstanding as on December 31,2002 was 43,05,974. The percentage of volume traded to the total float was 253.36%.

      e.    Investor correspondence in              P. R. Ganapathy
            the US may be addressed to              Investor Relations Officer
                                                    Infosys Technologies Limited
                                                    34760, Campus Drive
                                                    Fremont CA 94555, USA.
                                                    Tel.: +1-510-742-3030,
                                                    Mobile: +1-510-872-4412,
                                                    Fax: +1-510-742-2930,
                                                    E-mail: guns@infosys.com

14.   ECS mandate

      The company has received complaints regarding non-receipt of dividend warrants. All shareholders are requested to update their bank account details with their respective depositories urgently. This would enable the company to service its investors better. A copy of the ECS mandate form is provided elsewhere in the report. The ECS mandate form duly filled-up should be sent to the depository participant with whom the shareholder maintains his/her demat account.

15.   Change of address

      The company has received complaints regarding non-receipt of dividend warrants and other corporate communications. All shareholders are requested to update their current address with their respective depositories immediately. This would enable the company to service its investors better.

                  ELECTRONIC CLEARING SERVICE (CREDIT CLEARING)

                                  MANDATE FORM

   Shareholder's authorization to receive dividends through Electronic Credit
                               Clearing Mechanism

1.    Name of the first/sole shareholder

--------------------------------------------------------------------------------
2.    Folio No.

--------------------------------------------------------------------------------
3.    Particulars of bank account of first/sole shareholder
--------------------------------------------------------------------------------
      a.    Name of the Bank
      --------------------------------------------------------------------------
      b.    Branch
      --------------------------------------------------------------------------
            Address of the branch


      --------------------------------------------------------------------------
            Telephone no. of the branch
      --------------------------------------------------------------------------
      c.    9-digit code number of the Bank and Branch
            appearing on the MICR cheque issued by the bank
      --------------------------------------------------------------------------
      d.    Account number
            (as appearing on the cheque book/passbook)
      --------------------------------------------------------------------------
      e.    Account type
            (S.B. account/current account or cash credit)
            with code 10/11/13
      --------------------------------------------------------------------------
      f.    Ledger no. / Ledger folio no.
            (if appearing on the cheque book/passbook)
--------------------------------------------------------------------------------
(In lieu of the bank certificate to be obtained as under, please attach a blank cancelled cheque, or photocopy of a cheque or the front page of the savings bank passbook issued to you by your bank, for verification of the above particulars.)
--------------------------------------------------------------------------------

I hereby declare that the particulars given above are correct and complete. If the transaction is delayed or not effected at all for reasons of incomplete or incorrect information, I will not hold Infosys Technologies Limited responsible. I have read the option invitation letter and agree to discharge the responsibility expected of me as a participant under the scheme.

Date   :

Place  :



Signature of the shareholder
--------------------------------------------------------------------------------
 Certified that the particulars furnished above are correct as per our records.

Bank's Stamp

Signature of the Authorized Official

Date :
from the Bank

Note:

1.    Please fill in the attached Mandate Form and send it to:

      (i) the Depository Participant who is maintaining your demat account in case your shares are dematerialized.

      (ii) the address of our Registrars and Share Transfer Agents, M/s. Karvy Consultants Limited, No. 51/2, T.K.N. Complex, Vanivilas Road, Opp. National College, Basavanagudi, Bangalore - 560 004 in case you are holding physical share certificates.

2. Kindly note that the information provided by you should be accurate and complete in all respects and duly certified by your bank. In lieu of the bank certificate, you may attach a blank cancelled cheque or photocopy of a cheque or the front page of the Savings Bank passbook issued to you by your bank, for verification of the above particulars.

3. In case of more than one folio please complete the details on separate sheets.

4. The information provided by you will be treated confidential and would be utilised only for the purpose of effecting the payments meant for you. You also have the right to withdraw from this mode of payment by providing the Company with an advance notice of 6 weeks.

Infosys Technologies Limited

United States                           Ohio
                                        6631, Suite E
Addison                                 Commerce Parkway,
15305 Dallas Parkway, Suite             Dublin Ohio,43017
210 Addison, TX 75001                   Tel :(614) 923 3375
Tel :(972) 770 0475                     Fax :(614) 923 3384
Fax :(972) 770 0490
                                        Japan
Bellevue                                Izumi Garden Wing (2F)
10900 NE 4th Street #2300               1-6-3, Roppongi,
Bellevue, WA 98004                      Minato-ku
Tel :(425) 990 1028                     Tokyo 106 0032
Fax :(425) 990 1029                     Tel :81 3 5545 3251
                                        Fax :81 3 5545 3252
Berkeley Heights
Two Connell Drive                       Singapore
Suite 4100                              30, Raffles Place
Berkeley Heights                        #23-00 Caltex House
NJ 07922                                Singapore 048622
Tel :(908) 286 3100                     Tel :(65) 6233 6820
Fax :(908) 286 3125                     Fax :(65) 6233 6905

Fremont                                 Hong Kong
34760 Campus Drive                      16F Cheung Kong Centre
Fremont, CA 94555                       2 Queen's Road Central
Tel :(510) 742 3000                     Central, Hong Kong
Fax :(510) 742 3090                     Tel :(852) 2297 2231
                                        Fax :(852) 2297 0066
Lake Forest
25341 Commercentre Drive                China
Suite 150                               14th Floor, IBM Tower,
Lake Forest, CA 92630                   Pacific Century Place
Tel :(949) 455 9161                     2A Workers Stadium Road
Fax :(949) 609 0694                     North, Chaoyang District
                                        Beijing 100027
Marietta                                Tel :86 10 6539 1063
400 Galleria Parkway,
Suite 1490, Atlanta                     Australia
GA 30339                                Level 4, 90 Mount Street
Tel :770 980 7955                       North Sydney NSW 2060
Fax :770 980 7956                       Tel :(61) 2 9954 0036
                                        Fax :(61) 2 8904 1652
Lisle
2300 Cabot Drive                        Level 9,
Suite 250, Lisle, IL 60532              114, Albert Road
Tel :(630) 482 5000                     South Melbourne,VIC 3205
Fax :(630) 505 9144                     Tel :(61) 3 9685 1600
                                        Fax :(61) 3 9685 1699
Charlotte
900 West trade Street                   France
Charlotte                               12 Avenue de l'Arche
                                        Faubourg de l'Arche
Phoenix                                 92419 Courbevoie Cedex
10851 N Black Canyon                    Paris
Hwy                                     Tel :(33)1 4691 8456
# 830, Phoenix, AZ 85029                Fax :(33)1 4691 8800
Tel :(602) 944 4855
Fax :(602) 944 4879                     Germany
                                        TOPAS 1
Quincy                                  Mergenthalerallee 77
Two Adams Place, Quincy                 65760 Eschborn/Frankfurt
MA 02169                                Tel :(49) 6196 9694 0
Tel :(781) 356 3106                     Fax :(49) 6196 9694 200
Fax :(781) 356 3150
                                        Belgium
Troy                                    Dreve Richelle 161
100 Liberty Center                      Building N 1410 Waterloo
#200, West Big Beaver Troy              Brussels
MI 48084                                Tel :(322) 352 8718
Tel :(248) 524 0320                     Fax :(322) 352 8844
Fax :(248) 524 0321
                                        Reddy Building
Netherlands                             K-310, 1st Main
Newtonlaan 115,                         5th Block, Koramangala
3584 BH Utrecht                         Bangalore-560 095
The Netherlands                         Tel :(91) 80 5532591/92
Tel :(31) 0 302106462                   Fax :(91) 80 5530391
Fax :(31) 0 302106860
                                        Infosys Towers
UK                                      No. 27, Bannerghatta Road
11th Floor, Emerald House               3rd Phase, J. P. Nagar
7/15 Lansdowne Road                     Bangalore-560 076
Croydon, CR0 2BX, Surrey                Tel :(91) 80 6588668
Tel :(44) 20 8774 3300                  Fax :(91) 80 6588676
Fax :(44) 20 8686 6631
                                        Mangalore
Castle House                            Kuloor Ferry Road
37-45 Paul Street, Level 2              Kottara
London, EC 2A 4LS                       Mangalore-575 006
Tel :020 7549 6900                      Tel :(91) 824 451485-88
Fax :02072518320                        Fax :(91) 824 451504

Scandinavia                             New Delhi
Stureplan 4C, 4tr                       K30, Green Park Main
114 35, Stockholm, Sweden               Behind Green Park Market
Tel :(46) 8 463 1112                    New Delhi-110 066
Fax :(46) 8 463 1114                    Tel  :(91) 11 26514829-30
                                        Fax :(91) 112 6853366
Switzerland
Dreikonigstrasse 31A                    Pune
8002 Zurich                             Plot No. 1;
Tel :(41) 1 208 3705                    Pune Infotech Park
Fax :(41) 1 208 3640                    At Post Hinjewadi
                                        Taluka Mulshi
Canada                                  Pune-411 027
5140 Yonge Street                       Tel :(91) 20 2932800/01
Suite 1400                              Fax :(91) 20 2932832
Toronto, Ontario M2N 6L7
Tel :(416) 224 7400                     Chennai
Fax :(416) 224 7449                     No. 138
                                        Old Mahabalipuram Road
United Arab Emirates                    Sholinganallur
Y-45, P. O. Box 8230                    Chennai-600 119
Sharjah Airport International           Tel :(91) 44 24509530/40
Free Zone (Saif Zone)                   Fax :(91) 44 24500390
Sharjah
Tel :(971) 6 5570 000                   Bhubaneswar
Fax :(971) 6 5571 010                   Plot No. E4, Infocity
                                        Bhubaneswar-751 024
Argentina                               Orissa, India
Republica Arabe Siria 3149              Tel :(91) 674 2320001-32
- Piso 7 `27'                           Fax :(91) 674 2320100
1425 Capital Federal
Buenos Aires
Tel :54 11 4802 0025

India

Bangalore
Electronics City
Hosur Road
Bangalore-561 229
Tel :(91) 80 8520261
Fax :(91) 80 8520362

Pavithra Complex
#1, 27th Main, 2nd Cross
1st Stage, BTM Layout
Bangalore-560 068
Tel :(91) 80 6680182 - 85
Fax :(91) 80 6680181

Mohali (Chandigarh)
B 100, Industrial Area
Phase 8, Mohali
(SAS Nagar)-160 059
Punjab
Tel :(91) 172 390510
     (91) 172 257191, 92
Fax :(91) 172 254193

Hyderabad
Survey No. 210
Manikonda Village
Lingampally
Rangareddy (Dist)
Hyderabad-500 019
Tel :(91) 40 23005222
Fax :(91) 40 23005223

Mumbai
85-C Wing, 8th Floor
Mittal Towers
Nariman Point
Mumbai-400 021
Tel :(91) 22 22882911/ 14
Fax :(91) 22 22846489

Mysore
No. 350
Hebbal Electronics City
Hootagalli,
Mysore-571 186
Tel  :(91) 821 404101
Fax :(91) 821 404200


Bankers                                 Visit Infosys at
ICICI Bank Ltd.                         www.infosys.com
Bank of America

Company Secretary                       Send e-mail to
V. Balakrishnan                         infosys@infosys.com

Auditors                                call us at
Bharat S Raut and Co.                   within the U.S
Chartered Accountants                   1-800-ITL INFO

Independent Auditors                    outside the U.S.
(US GAAP)                               91-80-8520261
KPMG

(C) 2003 Infosys Technologies Limited, Bangalore, India. Infosys acknowledges the proprietary rights in the trademarks and product names of other companies mentioned in this document.


52